April 17, 1998


Dr. Werner Schmitz
16534 Saddlecreek Road
Chesterfield, MO 63005

Dear Dr. Schmitz:

     This letter is to confirm our mutual understanding with respect to the terms and conditions under which you will provide consulting services to MEMC Electronic Materials, Inc. ("MEMC") for the period commencing July 1, 1998, and ending September 30, 1998, inclusive, which period may be extended by mutual agreement. Unless the context clearly indicates otherwise, all of your obligations and duties under this agreement will be for the benefit of both MEMC and any MEMC Affiliate for which you are rendering services. As used in this letter agreement, the term "MEMC Affiliate" means any entity which is controlled by, under common control with, or controls MEMC.

1. The services ("Services") which you will provide shall consist of consulting with members of MEMC management on issues regarding the joint venture agreements and Board of Directors' activities for Taisil, PHC, Kulim, and MCL and/or other business issues relating to Asia as requested.

     The MEMC Coordinator shall be Ludger H. Viefhues or such other person whom MEMC designates in writing.

2. It is understood that the fee for your Services will consist of a lump-sum payment of $57,680 payable July 1, 1998 ("Lump-Sum Fee"). MEMC shall be authorized to deduct from any sums otherwise due you hereunder any amounts which by law MEMC may be required to withhold from such sums; provided, however, that MEMC does not assume nor shall be deemed to assume hereby (unless instructed or ordered by appropriate governmental authority) any of your responsibilities as a self-employed individual to pay any federal, state or local income or earnings taxes or self-employment taxes, all of which shall remain your sole obligation.

     In addition, an MEMC laptop computer shall be provided to you for the duration of this agreement.

3. MEMC will reimburse you for reasonable and necessary expenses you incur in connection with your Services, including: (a) business travel expenses when travel is required and pre-approved by the MEMC Coordinator; (b) costs of room and board for you while you are located more than 100 miles from your home; and (c) special items agreed to by the MEMC Coordinator in advance of being incurred.

4. You will submit monthly a detailed invoice for Services rendered setting forth the days worked and services performed and itemizing any reimbursable expenses. Your invoices shall be submitted to the MEMC Coordinator. To the extent approved by the MEMC Coordinator, payment shall be made by MEMC within ten (10) days after the receipt of your invoice. Unless it is otherwise agreed in writing by the parties, payments to you will be made solely in U.S. Dollars, sent to the address specified in your invoice, or deposited in a United States bank account specified by you.

5. This agreement shall automatically terminate in the event of your death, your incapacity or inability (as determined by MEMC) to perform your duties hereunder or if you refuse to accept an assignment offered to you. MEMC terminate this agreement upon thirty (30) days written notice. In addition, MEMC may terminate this agreement on written notice if you breach any of the provisions of this agreement. In the event of the termination of this agreement for any reason, MEMC shall only be liable for the Lump-Sum Fee and reimbursable expenses incurred prior to the effective termination date.

6. In providing the Services, you shall disclose to MEMC only such information as you are legally free to disclose. MEMC shall have the right, without further payment over and above that set forth in Paragraph 2 above, forever to use freely any and all information disclosed by you to MEMC. In addition, you shall not disclose or divulge to MEMC any proprietary, confidential or trade secret information of third parties.

7. It is recognized that, in providing the Services to MEMC hereunder, you will or may acquire or develop certain confidential information and data ("Information") concerning the plans, profits, programs, plants, processes, products, costs, equipment, operations, customers, raw materials or suppliers of, or belonging to, MEMC. Therefore, you shall treat the Information as MEMC's confidential property and shall not, except for the limited purpose of providing Services hereunder, use or disclose such Information to third parties, without in each instance securing the prior written consent of MEMC. All notes, memoranda, records, tapes, print-outs, and other documents (including, but not limited to, all drafts, copies and excerpts thereof) embodying or referring to the Information shall be the property of MEMC and shall be delivered to MEMC upon the completion or termination of Services hereunder or at MEMC's request. The above obligations shall survive completion or termination of Services hereunder.

8. Nothing contained herein shall prevent you from using or disclosing Information which you can prove (a) has become part of the public domain other than by your acts or omissions, (b) has been furnished or made known to you by third parties (other than those acting on behalf of MEMC) as a matter of legal right and without restriction on disclosure or use, or (c) was in your possession prior to disclosure by MEMC and was not acquired by you directly or indirectly from MEMC. It is further understood and agreed that specific Information shall not be deemed to be available to the public or in your prior possession merely because it is embraced by more general information available to the public or in your prior possession, and that the existence of MEMC's particular interests and plans in the electronic materials business are recognized as a type of such specific information.

9. It is agreed that the entire right, title and interest in and to all copyrightable works, including all copyright interests therein, created or authored by you (a) during the period of time you are providing services to MEMC or within one year of the completion or termination thereof and which are directly related to any assignment or project with respect to which MEMC has utilized your services hereunder, and/or (b) as a result of Information received from MEMC, shall be the sole and exclusive property of MEMC. You shall, upon request by and without expense to MEMC, promptly execute any and all applications, assignments or other instruments which MEMC shall reasonably deem necessary or useful to acquire or register the copyright interest therein.

10. You shall make no warranties or representations of any kind with respect to MEMC or any of its products, nor shall you be authorized to execute any contracts or consummate any sale of any of MEMC's products, unless in each instance you shall have received prior written authorization from MEMC to so act in its behalf. You shall have no right to use the name "MEMC" or "MEMC Electronic Materials, Inc." by way of display on any real or personal property, nor shall you have the right to use any trademark of MEMC, other than on forms of literature furnished to you by MEMC, without first obtaining MEMC's prior written consent, and you shall not acquire any rights in any such name. You agree to hold MEMC harmless, and to indemnify MEMC, from and against any expenses (including, but not limited to, reasonable attorneys' fees and expenses) or losses incurred by MEMC in connection with any misrepresentation of your authority or the making of any unauthorized warranties or representations with respect to MEMC of its products.

11. You agree that you will not, without MEMC's prior written consent, for your own account or as an officer, member, employee, consultant, representative or advisor to any other person, corporation, partnership or organization, during the term of this agreement and during the period ending one year following the termination of this agreement, for any reason, engage in or contribute your knowledge to the development, research (including market as well as technical research) or sales relating to any compound, product, equipment, process or material that is or was involved in, or is
     competitive  with,  any  work  or  services   performed  pursuant  to  this
     agreement.

12. In performing Services hereunder, your status shall be that of an independent contractor and not that of an employee or part-time employee of MEMC. Accordingly, you will not be entitled to receive with respect to any of your Services hereunder any of the benefits applicable to employees of MEMC or accrue any benefits for such Services under any of the benefit plans of MEMC.

13. You shall not (by operation of law or otherwise) assign rights or delegate your performance hereunder without the prior written consent of MEMC, and any attempted assignment or delegation without such consent shall be void. MEMC may assign its rights and obligations in whole or in part to any other MEMC Affiliate. Subject to the foregoing, this letter shall be binding upon and inure to the benefit of the parties hereto and, except as regards personal services, shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, executors and administrators of the parties hereto.

14. With regard to any access by you to MEMC's facilities, you shall comply with the security and safety rules and regulations of that facility.

15. The validity, interpretation and performance of this agreement and any dispute connected herewith shall be governed and construed in accordance with the laws of the State of Missouri, except its choice of law rules, and all disputes or controversies shall be litigated in the courts of the State of Missouri.

16. All provisions of this letter are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions.

17. This letter constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this letter, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this letter shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents or forms containing terms or conditions at variance with or in addition to those set forth in this letter. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing, shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

If the foregoing terms and conditions are acceptable to you, please indicate your acceptance and agreement by executing this letter in duplicate at the place indicated below and returning one copy to MEMC. The other copy is for your files.

                               Very truly yours,

                               MEMC Electronic Materials, Inc.


                               By:  /s/ Huston E. Sherrill
                                   ----------------------------
                                   Huston E. Sherrill
                               Title:  Corporate Vice President, Human Resources


ACCEPTED AND AGREED TO AS OF
THE DATE FIRST ABOVE WRITTEN:


/s/ Werner Schmitz
----------------------------
Dr. Werner Schmitz